For further information: Michele Lopiccolo, VP, Investor Relations Phone 504/576-4879, Fax 504/576-2897 mlopicc@entergy.com

INVESTOR NEWS

Exhibit 99

July 12, 2006

Entergy Announces Agreement to Acquire Palisades Nuclear Energy Plant

NEW ORLEANS - Entergy Corporation (NYSE: ETR) today announced that it has reached an agreement with Consumers Energy Company to acquire the Palisades nuclear energy plant, a 798 MW plant located near South Haven, Michigan. After the acquisition, Entergy Nuclear's non-utility fleet will total nearly 5,000 MW. The transaction expands Entergy Nuclear's Midwestern presence that began with the 800 MW management services contract in 2003. The Palisades plant will be acquired for approximately $303/KW and is estimated to contribute approximately $0.13 to Entergy's EPS in 2007, assuming the sale closes in the first quarter of 2007. This estimate is expected to increase at the time of close to reflect the net effect of marking to market the Purchase Power Agreement (PPA) associated with this transaction as described below.

Strategic Rationale

Entergy seeks to become the leading nuclear generator by leveraging its core expertise in nuclear plant operations through a continuation of its disciplined approach to capital deployment. In recent years, Entergy has entered the Northeast and Midwest markets and achieved economies of scale through the acquisition of five nuclear units and the execution of a management services contract. The Palisades plant will become the third Combustion Engineering pressurized water reactor in Entergy's nuclear fleet. As part of a larger fleet, Entergy expects to achieve additional operating efficiencies in the areas of purchasing, inventory management, and resource sharing. This project further establishes Entergy's presence in the Midwest and creates a strategic platform for increasing scale through future potential acquisitions and/or management services contracts. Entergy believes that the PPA helps provide price certainty to the customers of Consumers Energy, while offering Entergy an attractive marginal risk adjusted weighted average cost of capital.

Transaction Summary

Entergy will acquire the 798 MW plant and other assets such as inventory and the Big Rock Point Independent Spent Fuel Storage Installation (the dry fuel storage facility for the Big Rock nuclear plant that is currently being decommissioned) for a net amount of $350 million. The purchase price includes nuclear fuel with an estimated market value of $83 million.

As part of the Palisades purchase, Entergy and Consumers Energy executed a 15-year PPA for 100% of the plant's output (i.e., through the first half of license extension for which approval is anticipated in early 2007). The total price for energy and capacity is fixed according to a schedule allowing for monthly and annual shaping. The PPA is unit contingent with guarantees for minimum capacity factor performance levels during the peak summer months of July and August and associated penalties capped at a pre-specified amount. Entergy is considering a modest uprate of the capacity of Palisades. The PPA does not cover output associated with uprates.

At the time of closing, Entergy will allocate the net $350 million purchase price plus the value of the PPA to the acquired assets and liabilities based on their estimated fair market values on that date in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." The net effect of this transaction is expected to result in additional earnings per share, most notably in the initial years of plant ownership. Entergy will include the additional earnings estimate in its 2007 guidance as the transaction close approaches, based on forward market prices at the time.

The transaction is targeted to close in the first quarter of 2007, pending approval by the U.S. Nuclear Regulatory Commission and other regulatory and state agencies. In the near-term, Entergy intends to finance the cost of the acquisition through borrowings from its $2 billion corporate revolver.

Palisades Plant Overview

Location	Near South Haven, Michigan
Reactor Type	Combustion Engineering Pressurized Water Reactor
Capacity	798 MW (considering modest uprate)
Next Refueling Outage	Fall 2007 (18-month cycle)
2002-2005 Performance	89% average capacity factor
License Expiration	2011
License Renewal	Filed application to extend to 2031 Decision expected in early 2007
Other	Sale also includes the Big Rock Point Independent Spent Fuel Storage Installation (ISFSI)

Terms of Sale

Assets Purchased[1]		$ Millions
	Plant Fuel Other assets Cash Paid to Consumers Energy[2] Cash received from Consumers Energy for accepting responsibility for Big Rock ISFSI Net Amount	242 83 55 380 30 350

1 Non-cash purchase price consideration for the value of the PPA will be measured and recorded at closing based on then current market prices as a part of the cost of the acquisition

2 Final purchase price will be subject to several adjustments after closing

Purchase Power Agreement (PPA)

Consumers Energy will purchase 100% of energy and capacity associated with Palisades' 798 MW unit for 15 years on a unit contingent basis

  Prices are fixed, and will be shaped on a monthly and annual basis
  Contains capacity factor guarantee for peak summer months of July and August with penalty capped at fixed amount
  Excludes uprate capacity under consideration

Entergy Guarantee Requirements	Expected to approximate $160 million
Decommissioning	Owners will transfer the entire qualified trust fund balance at closing, of which $250 million will be allocated to Entergy

Economic Value

Estimated Financial Metrics
Range 2007-2010
Annual EPS contribution from Palisades[3] Lost interest income at Parent Total EPS impact[4]	$0.19 to 0.31 (0.06) to (0.08) $0.13 to 0.23

Average ROIC[3]	12.1%

3 Amounts exclude net effect of amortization of PPA based on value of non-cash consideration to ultimately be recorded at closing

4 2007 EPS contribution of approximately $0.13 assumes a March 1, 2007 closing date

Key Approvals Required Before Closing

Nuclear Regulatory Commission	License transfer
Federal Energy Regulatory Commission	Authority to sell electric capacity, energy, and ancillary services at market-based rates under PPA and to transfer jurisdictional facilities
Michigan Public Service Commission	Approval of the PPA
Federal Trade Commission / Department of Justice	Expiration or early termination of all applicable waiting periods under the Hart-Scott-Rodino Act

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.7 million utility customers in Arkansas, Louisiana, Mississippi, and Texas. Entergy has annual revenues of more than $10 billion and approximately 14,000 employees.

Entergy's common stock is listed on the New York, Chicago, and Pacific exchanges under the symbol "ETR".

Additional investor information can be accessed on-line at
www.entergy.com/investor_relations

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In this release and from time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in the statements. Some of those factors (in addition to the risk factors in the Form 10-K, Form 10-Q and in subsequent securities filings) include: resolution of pending and future rate cases and negotiations, including various performance-based rate discussions and implementation of new Texas legislation, and other regulatory proceedings, including those related to Entergy's System Agreement and Entergy's utility supply plan, Entergy's ability to manage its operation and maintenance costs, the performance of Entergy's generating plants, and particularly the capacity factors at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, the ability to hedge, sell power forward or otherwise reduce the market price risk associated with those facilities, including the Non-Utility Nuclear plants, the ability to meet credit support requirements, and the prices and availability of power and fuel Entergy must purchase for its utility customers and operations, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, changes in general corporate ratings, and changes in the rating agencies' ratings criteria, changes in inflation, interest rates, and foreign currency exchange rates, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, volatility and changes in markets for electricity, natural gas, uranium, and other energy-related commodities, changes in utility regulation, including the beginning or end of retail and wholesale competition, the ability to recover net utility assets and other potential stranded costs, the establishment of a regional transmission organization that includes Entergy's utility service territory, and the application of market power criteria by the FERC, changes in regulation of nuclear generating facilities and nuclear materials and fuel, including possible shutdown of nuclear generating facilities, particularly those in the northeastern United States, uncertainty regarding the establishment of interim or permanent sites for spent nuclear fuel storage and disposal, resolution of pending or future applications for license extensions or modifications of nuclear generating facilities, changes in law resulting from the new federal energy legislation, including the effects of PUHCA repeal, changes in environmental, tax, and other laws, including requirements for reduced emissions of sulfur, nitrogen, carbon, mercury, and other substances, the economic climate, and particularly growth in Entergy's service territory, variations in weather and the occurrence of hurricanes and other storms and disasters, including uncertainties associated with efforts to remediate the effects of Hurricanes Katrina and Rita and recovery of costs associated with restoration including Entergy's ability to obtain financial assistance from governmental authorities in connection with these storms, the outcome of the Chapter 11 bankruptcy proceeding of Entergy New Orleans and the impact of this proceeding on other Entergy companies, the potential effects of threatened or actual terrorism and war, the effects of Entergy's strategies to reduce tax payments, the effects of litigation and government investigations, changes in accounting standards, corporate governance, and securities law requirements, and Entergy's ability to attract and retain talented management and directors.